Exhibit 10.1

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is made as of the 25th day of September, 2017, by and between Refuge Biotechnologies, Inc., a Delaware corporation (“Sublessor”) and BioPharmX, Inc., a Nevada corporation (“Sublessee”), with reference to the following facts and objectives:

RECITALS

A.Sublessor, as tenant, and Menlo PREHC I, LLC, Menlo PREPI I, LLC and TPI Investors 9, LLC, as landlord (“Master Lessor”), entered into that certain lease, dated as of October 18, 2016 (the “Master Lease”), with respect to premises consisting of approximately 17,195 rentable square feet of space, located at 1505 Adams Drive, Menlo Park, California (the “Premises”).

B.Sublessor subleased a portion of the Premises to Sublessee consisting of approximately 12,066 rentable square feet of space within “Suite C” (the “Subleased Premises”), under a Sublease dated as of November 17, 2016 (the “Sublease”).

C.Sublessee desires, among other things, to (i) expand the size of the Subleased Premises to include exclusive use of the second floor conference room and (ii) extend the term of the Sublease, all as more particularly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Effective Date.  As used herein, the term “Effective Date” shall mean the later of (i) September 25, 2017 and (ii) the date Master Lessor consents to this Amendment as set forth in Paragraph 6 hereof.

2. Subleased Premises.  As of the Effective Date, the Subleased Premises shall be expanded to include exclusive use of the second floor conference room, which had been designated as part of the Shared Areas on Exhibit B of the Sublease (the “Second Floor Conference Room”).  As of the Effective Date, (a) the Second Floor Conference Room shall be included in the Subleased Premises, (b) the portion of Paragraph 2 of the Sublease which reads: “consisting of approximately 12,066 rentable square feet” shall be replaced with “consisting of approximately 12,203.38 rental square feet of space”,  (c) the reference to the “second floor conference room” in the definition of Shared Areas in Paragraph 2 of the Sublease shall be deleted and (d) Exhibit B of the Sublease shall be deemed revised to include the Second Floor Conference Room as part of the Subleased Premises rather than the Shared Areas.

3. Term. As of the Effective Date, the Term of the Sublease shall be amended expire on December 14, 2018 (the “Extended Expiration Date”).

4. Rent. As of the Effective Date, the first sentence of Paragraph 4(A) of the Sublease shall be deleted and replaced with the following:

“Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term from the Effective Date to December 14, 2017, the amount of Fifty-One Thousand Eight Hundred Sixty-Four and 37/100 Dollars ($51,864.37) per month, and from December 15, 2017 through the Extended Expiration Date, the amount of Fifty-Three Thousand Four Hundred Twenty and 30/100 Dollars ($53,420.30) per month (“Base Rent”).”

Further, as of the Effective Date, Paragraph 18(xiv) of the Sublease shall be deleted and replaced with “Lessee’s Pro Rata Share” shall mean 70.97% of the Premises, 40.36% of the Building and 2.28% of the Menlo Business Park.”

5. Furniture, Fixtures and Equipment.  From and after the Effective Date, Sublessee shall have the right to use during the Term the office furnishings within the Second Floor Conference Room, and such furnishings shall be deemed to be part of the Furniture as set forth in Paragraph 21 of the Sublease.

6. Master Lessor’s Consent.  This Amendment and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor in a form reasonably acceptable to Sublessor and Sublessee.  If Sublessor fails to obtain Master Lessor’s consent within thirty  (30) days after full execution of this Amendment, then Sublessor or Sublessee may terminate this Amendment by giving the other party written notice thereof prior to receipt of the written consent of Master Lessor.

7. Miscellaneous.  This Amendment, together with the Sublease, constitutes the entire agreement between Sublessor and Sublessee regarding the Sublease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.  This Amendment shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, successors and assigns.  No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Sublessor and Sublessee.  Except as specifically amended hereby, all of the terms and conditions of the Sublease are and shall remain in full force and effect and are hereby ratified and confirmed. Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sublease or Master Lease, as applicable.

[Signatures on following page]

SUBLESSOR:		SUBLESSEE:

REFUGE BIOTECHNOLOGIES, INC.,		BIOPHARMX, INC.,
a Delaware corporation		a Nevada corporation

By:	/s/ Bing C. Wang	By:	/s/ Greg Kitchener
Name:	Bing C. Wang	Name:	Greg Kitchener
Its:	Chief Executive Officer	Its:	Chief Financial Officer